Exhibit 10.4

C-1

INDEMNIFICATION ESCROW AGREEMENT

THIS INDEMNIFICATION ESCROW AGREEMENT (this “Agreement”) is made and entered into as of the _____ day of _______, 2004, by and among INVVISION CAPITAL, INC., a Nevada corporation d/b/a RG AMERICA (“Buyer”), _______________ (“Seller”), and COMPASS BANK, N.A. (“Escrow Agent”).

INTRODUCTORY PROVISIONS

Buyer, PRACTICAL BUSINESS SOLUTIONS 2000, INC., a Texas corporation (“Target”) and the Seller have executed that certain Stock Purchase and Sale Agreement, a copy of which is attached hereto as Exhibit A, dated as of May _____, 2004 (the “Stock Purchase Agreement”), pursuant to which Target will be acquired by Buyer; Pursuant to the Stock Purchase Agreement, Buyer is to place in escrow ___________ (_____) Shares of its common stock, par value $0.0001 per share, to be used to satisfy certain potential indemnifiable claims as provided in the second paragraph of Article V of the Stock Purchase Agreement; and Said Shares are to be held by Escrow Agent in accordance with the terms and conditions provided herein.

All capitalized terms used herein but not defined shall have the particular meanings ascribed thereto in the Stock Purchase Agreement.

AGREEMENT

NOW, THEREFORE, for and in consideration of the promises and mutual covenants contained in the Stock Purchase Agreement and contained herein, the parties hereto agree as follows:

Establishment of Escrow Shares. On this date (which is the Closing Date), ________ (_____) Shares of Buyer’s common stock equal in value (on the Closing Date) to __________ Dollars (USD $________) (the “Escrow Shares”), withheld from the Purchaser Shares, shall be deposited with Escrow Agent by Buyer. The Escrow Shares shall be deposited in a custodial account at Compass Bank and held until        , 2006 or until agreed upon in writing by Buyer and Seller (the “Term”).
Indemnity by Seller. Seller shall indemnify and hold harmless the Buyer, its agents, attorneys, successors and assigns (each, an “Indemnified Party”) in the manner provided for in the second paragraph of Article V of the Stock Purchase Agreement, the terms of which are incorporated herein for all purposes.
Restriction on Disbursement. The Escrow Shares may only be disbursed in accordance with Sections 4 and 5 of this Agreement or upon receipt by Escrow Agent of written notice from both Buyer and Seller to Escrow Agent setting forth consistent instructions for disbursement.

Claims; Procedures.
Notice of Claim. If an Indemnified Party incurs an Indemnifiable Loss (as hereinafter defined), or should an Indemnified Party negotiate a proposed settlement in satisfaction of a potential Indemnifiable Loss, it shall promptly provide a Loss Notice (as hereinafter defined) to the Seller and the Escrow Agent. If the Seller disputes the amount sought under any such Loss Notice or otherwise disputes the right of the Indemnified Party to be indemnified hereunder, it shall provide the Indemnified Party and the Escrow Agent a written notice (the “Protest Notice”) within thirty (30) days of the date any such Loss Notice is received by the Seller. If no Protest Notice is received by the Indemnified Party and the Escrow Agent within thirty (30) days from the date on which any Loss Notice is received by the Seller, or if a Protest Notice is received and the dispute is resolved in favor of the Indemnified Party after following the procedures set forth below, then the Escrow Agent shall cause to be delivered to Buyer that portion of the Escrow Shares that equals the amount sought by or awarded to the Indemnified Party. If the Indemnified Party and the Escrow Agent receive a Protest Notice within such 30-day period, the Escrow Agent shall not deliver any Escrow Shares until receipt by it of written instructions (i) signed by the Seller and a duly authorized officer of the Indemnified Party; or (ii) signed by an arbitration panel that has considered and resolved such dispute as provided in Section 4(b) below, which sets forth the amount of the Escrow Shares, if any, to be delivered to the Indemnified Party in accordance with this paragraph. For purposes of this Agreement, (i) “Indemnifiable Loss” shall mean any Loss for which an Indemnified Party may be indemnified pursuant to Section 2 hereof, and (ii) “Loss Notice” shall mean a written notice provided by an Indemnified Party to Escrow Agent and Seller setting forth in reasonable detail the nature and amount of an Indemnifiable Loss or potential Indemnifiable Loss.

Procedure with Respect to Disputed Indemnifiable Loss. A disputed Loss Notice may be resolved by the agreement of the Seller and the Indemnified Party, in which case written notice of such agreement shall be promptly provided to the Escrow Agent, together with a statement of the agreed upon amount to be reimbursed to the Indemnified Party. If the Seller and the Indemnified Party are unable to resolve a disputed Loss Notice, then such disputed Loss Notice shall be submitted to arbitration in accordance with the then-current commercial arbitration rules of the American Arbitration Association. If a disputed Loss Notice is to be arbitrated, the Seller shall select one arbitrator, the Indemnified Party shall select one arbitrator, and the two arbitrators so chosen shall select a third. Any decision of the arbitration panel shall require the vote of at least two (2) of such arbitrators and shall be deemed conclusive and each party shall be deemed to have waived any rights to appeal therefrom. Any resolution of a disputed Loss Notice, whether by agreement of the parties or by arbitration, must be made within sixty (60) days of the date of the Protest Notice in regard to which the dispute relates. That percentage of the reasonable legal and other expenses incurred by the Indemnified Party in the arbitration proceeding as equals the percentage of the claim sought which is actually awarded, shall be added to the amount of the Indemnifiable Loss. That percentage of the reasonable legal and other expenses incurred by the Seller in the arbitration proceeding as equals the percentage of the claim sought which is denied shall be subtracted from the amount of the Indemnifiable Loss. If a resolution of a disputed Loss Notice is not made within sixty (60) days of the date of the Protest Notice as provided in this Section 4(b), then the Escrow Agent may, in its sole discretion, either (i) continue to hold the Escrow Shares undistributed until such time as the disputing parties agree in writing as to a proper distribution of such Escrow Shares, or (ii) if such agreement is not forthcoming, the Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hand under the terms of this Agreement, and, upon the advice of counsel, may take such other legal action as may be appropriate or necessary, whereupon the parties hereto agree Escrow Agent shall be discharged from all further duties under this Agreement. The filing of any such legal proceedings shall not deprive Escrow Agent of its compensation earned prior to such filing, and all costs incurred by Escrow Agent in connection therewith, including reasonable attorneys’ fees, shall be deducted from the Escrow Shares.

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Disbursement of the Escrow Shares.

Expiration of Term - No Claim Pending. Buyer and Seller agree that upon the expiration of the Term, if (i) no Loss Notice has been received by Escrow Agent, (ii) a Loss Notice that has been received has been resolved in accordance with this Agreement, or (iii) no litigation or claim is pending for which an Indemnified Party may be entitled to indemnification hereunder, all Escrow Shares remaining in the escrow account shall be delivered to Seller within one (1) business day of the expiration of the Term and Seller shall be responsible for all income taxes with respect thereto.

Expiration of Term - Claim Pending. If at the expiration of the Term an Indemnified Party has given notice to Seller and the Escrow Agent that a claim is pending for which an Indemnified Party would be entitled to indemnification if such claim were resolved adversely to Seller, then Escrow Agent shall retain in such escrow that amount of such Escrow Shares as equals the amount set forth by such Indemnified Party in the Loss Notice with respect to such claims (the “Retained Amount”). Seller and Buyer shall provide written notice to Escrow Agent which sets forth the Retained Amount as determined in the foregoing sentence. Following receipt of such notice, the Escrow Shares, less the Retained Amount, shall then be distributed to Seller as set forth in Section 5(a) above. Upon the resolution of any claim for which Escrow Shares were retained in escrow at the expiration of the Term and receipt of written notice from Buyer and Seller to such effect, Escrow Agent shall distribute any Escrow Shares to Buyer or Seller as set forth in such notice.
All dividends or other distributions earned on the Escrow Shares shall become a part of the Escrow Shares and held in accordance with the terms of this Agreement.

Limited Scope of Duties. Escrow Agent is not a party to, or bound by any agreement except as hereinafter expressly stated. Escrow Agent acts hereunder to hold and distribute funds and is not responsible or liable in any manner whatever for the correctness of any notice or instrument received by Escrow Agent. Escrow Agent shall be protected in acting upon any notice, consent or other paper or document believed by Escrow Agent to be genuine and to be signed by the proper party or parties.

Limited Liability. Escrow Agent shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own willful misconduct, and Escrow Agent shall have no duties to anyone except those signing this Agreement.

Consultation with Counsel. Escrow Agent may consult with legal counsel in the event of any dispute or questions as to the construction of the foregoing instructions, or Escrow Agent’s duties thereunder, and Escrow Agent shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.

Indemnification. In the event that any controversy arises hereunder, or that Escrow Agent, in its capacity as escrow agent hereunder, is made a party to, or intervenes in, any litigation pertaining to this Agreement, the Escrow Shares or the subject matter thereof, Escrow Agent shall be reasonably compensated therefor and reimbursed for all costs and expenses occasioned thereby, including reasonable attorneys’ fees, and the parties hereto agree jointly and severally to pay the same, and to indemnify Escrow Agent against any loss, liability or expense incurred in any act or thing done by it hereunder.

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Compensation. As consideration for acting as escrow agent pursuant to the terms of this Agreement, Escrow Agent shall be entitled to receive an escrow fee of $_________ payable by Buyer. Upon distribution of the Escrow Shares in accordance with this Agreement, Escrow Agent will submit an invoice for all costs, expenses and legal fees to which Escrow Agent is entitled pursuant to this Agreement, Buyer shall, within 10 days of receipt of such invoice, remit payment to Escrow Agent. Such remittance will be made by cashiers check and sent by certified mail, return receipt requested.

Multiple Counterparts; Facsimile Signature. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required or may be executed by facsimile copy. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart or facsimile. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this instrument to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to another counterpart identical thereto except having attached to it additional signature pages. This Agreement may be executed by facsimile copy and any such facsimile copy bearing the facsimile signature of any party hereto shall have full legal force and effect and shall be binding against the party having executed this Agreement by facsimile.

Notices. All notices, demands, requests and other communications required or permitted hereunder shall be in writing, and delivered to the person to whom the notice is directed, either in person (e.g. hand delivery by courier or overnight delivery), by facsimile transmittal (“fax”) or by United States mail, registered or certified, postage fully prepaid, return receipt requested. Notices delivered in person or by fax shall be effective upon receipt thereof. Any notice given by fax will be effective only in the event the same notice is also given in any other manner permitted by this Section 12; but if any notice given by fax is effective, it will be effective on the date the fax is sent. Notices delivered by mail shall be effective (except where receipt is specified in this Agreement) upon deposit in a regularly maintained receptacle for the United States mail, registered or certified, postage fully prepaid, addressed to the addressee at its address set forth below or at such other address as such party may have specified theretofore by notice delivered in accordance with this Section and actually received by the addressee:

If to Seller:	______________________________
______________________________
______________________________
______________________________
Telephone:_________________________
Telecopier:_________________________

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With a copy to:	______________________________
______________________________
______________________________
Telephone: ______________________
Telecopier:______________________

If to Buyer:	Invvision Capital, Inc.
2100 Valley View Lane, Suite 100
Dallas, Texas 75234
Attn: John E. Rea, Chief Executive Officer
Telephone: 972-919-4774
Telecopier: 972-919-4775

With a copy (which shall not constitute notice) to:	I. Bobby Majumder, Esq.
Gardere Wynne Sewell L.L.P.
1601 Elm Street, Suite 3000
Dallas, Texas 75201
Telephone: (214) 999-3000
Telecopier: (214) 999-4667

If to Escrow Agent:	Compass Bank, N.A.
One Preston Center
5840 W. NW Hwy.
Dallas, Texas 75225
Attn: Greg Burleigh
Telephone: 214-706-8017
Telecopier: 214-706-8069

Applicable Laws. This Agreement and the transactions contemplated hereunder shall be governed under the laws of the State of Texas.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and date first written above.

BUYER:

INVVISION CAPITAL, INC.,

a Nevada corporation

By:_______________________________
JOHN E. REA, SR., Chief Executive Officer

SELLER:
______________________________
_____________

ESCROW AGENT:

COMPASS BANK, N.A.

By:_______________________________

Name: GREG BURLEIGH

Title:______________________________

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EXHIBIT A

STOCK PURCHASE AND SALE AGREEMENT